Exhibit 99.1

NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS TO ACQUIRE COMMON UNITS

This form (this “Notice of Guaranteed Delivery”), must be used to exercise the non-transferable subscription rights (the “Rights”) to acquire common units representing limited partnership interests (“Common Units”), in Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated                     , 2006 (the “Prospectus”), of the Partnership, if a holder of Rights cannot deliver the rights certificates evidencing the Rights (the “Rights Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on                     , 2006, or such later date and time to which the Rights Offering is extended (the “Expiration Time”). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See the discussion set forth under “The Rights Offering” in the Prospectus.

Payment of the subscription price (the “Subscription Price”) of $2.00 per unit for each Common Unit of the Partnership subscribed for upon exercise of the Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

The address and telecopier numbers of the Subscription Agent are:

By Mail:	By Overnight Courier:	By Hand:

LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (800) 246-5761, Menu Option 2 Facsimile: (312) 904-2079 Attention: Corporate Trust Operations	LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (800) 246-5761, Menu Option 2 Facsimile: (312) 904-2079 Attention: Corporate Trust Operations	LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (312) 904-5091 Facsimile: (312) 904-2079 Attention: Joseph Pellicore

Facsimile Transmission: (Eligible Institutions Only) (312) 904-2079	To confirm receipt of facsimile only: (312) 904-5091

The address and telephone numbers of Georgeson Shareholder (the “Information Agent”), for inquiries, information or requests for additional documentation with respect to the Rights are as follows:

Georgeson Shareholder

17 State Street

New York, NY 10004

Telephone: (888) 877-5392

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing                      Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the subscription privilege (the “Subscription Privilege”) relating to such Rights to subscribe for                     Common Units represented by such Rights Certificate(s). The undersigned understands that payment of the Subscription Price of $2.00 per unit for each Common Unit subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

☐	certified check

☐	bank draft (cashier’s check)

☐	money order

Name of maker:

Date of check or draft or money order number:

Bank on which check is drawn or issuer of money order:

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s):
		Address	Telephone Number

Name(s):
	Print or Type	City, State and Zip Code	Rights Certificate No(s) (If Available)

Signature(s):
		Address	Telephone Number

Name(s):
	Print or Type	City, State and Zip Code	Rights Certificate No(s) (If Available)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust Partnership having an office or correspondent in the United States, or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature	Date

Address	Name (Print or Type)	Telephone Number

City, State and Zip Code	Title

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND RIGHTS CERTIFICATES WITH THIS FORM